Exhibit 5

United States Steel Corporation	Robert M. Stanton
Law Department
600 Grant Street	Assistant General Counsel-
Pittsburgh, PA 15219-2800	Corporate & Assistant Secretary
412 433 2877
Fax: 412 433 2811
email: rmstanton@uss.com
March 5, 2007
Board of Directors
United States Steel Corporation
600 Grant Street
Pittsburgh, PA 15219
Ladies and Gentlemen:
I am Assistant General Counsel—Corporate and Assistant Secretary of United States Steel Corporation, a Delaware corporation (the “Corporation”). At your request, I have examined the Registration Statement on Form S-3 filed on or about the date hereof (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed sale from time to time of the following securities of the Corporation: (1) senior debt securities (the “Senior Debt Securities”), (2) subordinated debt securities (the “Subordinated Debt Securities and collectively with the Senior Debt Securities, the “Debt Securities”), (3) shares of common stock, $1.00 par value per share (the “Common Stock”), (4) shares of preferred stock, without par value (the “Preferred Stock”), (5) depositary shares (the “Depositary Shares”), (6) warrants to purchase Debt Securities, Preferred Stock or Common Stock (collectively, the “Warrants”), (7) stock purchase contracts (the “Stock Purchase Contracts”), and (8) stock purchase units (the “Stock Purchase Units”) or any combination of the foregoing (the Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units collectively referred to herein as the “Securities”).
The Senior Debt Securities are to be issued pursuant to a form of Indenture (the “Senior Indenture”) to be entered into between the Corporation and The Bank of New York (the “Trustee”), a copy of which is filed as an exhibit to the Registration Statement. The Subordinated Debt Securities are to be issued pursuant to a form of Indenture (the “Subordinated Indenture” and collectively with the Senior Indenture, the “Indentures”) to be entered into between the Corporation and the Trustee, a copy of which is filed as an exhibit to the Registration Statement. Each of the Indentures may be supplemented in connection with the issuance of any particular series of Debt Securities by a supplemental indenture or other appropriate action of the Corporation creating such series of Debt Securities.
The Securities are to be sold pursuant to an underwriting agreement, purchase agreement, agency agreement or other similar agreement (the “Underwriting Agreement”).
I have examined, or caused those acting under my supervision to have examined such instruments, documents and records as I deemed relevant and necessary for the basis of the opinions set forth below. In connection with the delivery of this

United States Steel Corporation
March 5, 2007

opinion, I have assumed (a) the authenticity of all original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed; (d) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective under the Securities Act; (e) any Prospectus Supplement will have been filed with the Securities and Exchange Commission describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) a definitive Underwriting Agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Corporation and the other parties thereto prior to the issuance of the Securities; (h) any securities issuable upon the conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (i) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Corporation’s Certificate of Incorporation, as amended, and not otherwise reserved for issuance; and (j) the Board of Directors of the Corporation, or a duly constituted and acting committee thereof, will have taken all necessary corporate action to approve the issuance and terms of the Securities, the terms of the offering thereof and all related matters.
Based upon the foregoing, I am of the opinion that:
1.	With respect to Debt Securities, when (a) the Trustee is qualified to act as trustee under the applicable Indenture, (b) the applicable Indenture, and any applicable supplement thereto, has been duly authorized and validly executed and delivered by the Company and the Trustee, (c) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, and (d) the Debt Securities have been duly executed, issued, delivered and authenticated in accordance with the terms of the Indenture and applicable Underwriting Agreement against the receipt of the requisite consideration therefor, the Debt Securities will constitute the legal, valid and binding obligations of the Corporation enforceable against it in accordance with the terms thereof.
2.	With respect to Common Stock, when the shares of Common Stock have been issued and delivered in accordance with the applicable Underwriting Agreement against receipt of the requisite consideration therefor, such shares of Common Stock will be validly issued, fully paid and non-assessable.
3.	With respect to Preferred Stock, when (a) the applicable Certificate of Designation for the Preferred Stock to be issued has been duly filed with the Office of the Secretary of State of the State of Delaware, and (b) the shares of Preferred Stock have been issued and delivered in accordance with the applicable Underwriting Agreement against receipt of the requisite consideration therefor, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

United States Steel Corporation
March 5, 2007

4.	With respect to Depositary Shares, when (a) the applicable Certificate of Designation for the Depositary Shares to be issued has been duly filed with the Office of the Secretary of State of the State of Delaware, (b) a deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) has been duly authorized, executed and delivered by the Corporation and each party thereto and (c) the Depositary Shares have been issued and delivered in accordance with the Deposit Agreement and the applicable Underwriting Agreement against receipt of the requisite consideration therefor, the Depositary Shares will be validly issued, fully paid and non-assessable.
5.	With respect to Warrants, when (a) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered by the Corporation and each party thereto, and (b) the Warrants have been issued and delivered in accordance with the Warrant Agreement and the applicable Underwriting Agreement against receipt of the requisite consideration therefor, the Warrants will be legal, valid and binding obligations of the Corporation enforceable against it in accordance with the terms thereof.
6.	With respect to Stock Purchase Contracts, when (a) a purchase contract agreement relating to the Stock Purchase Contracts (the “Purchase Contract Agreement”) has been duly authorized, executed and delivered by the Corporation and each party thereto, (b) the terms of the Stock Purchase Contracts have been established in accordance with the Purchase Contract Agreement, (c) the terms of any collateral or security arrangements relating to such Stock Purchase Contracts have been established and the agreements related thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent in accordance with such arrangements, and (d) the Stock Purchase Contracts have been executed and delivered in accordance with the Purchase Contract Agreement and the applicable Underwriting Agreement against receipt of the requisite consideration therefor, the Stock Purchase Contracts will be legal, valid and binding obligations of the Corporation enforceable against it in accordance with the terms thereof.
7.	With respect to Stock Purchase Units, when (a) a unit agreement relating to the Stock Purchase Units (the “Unit Agreement”) has been duly authorized, executed and delivered by the Corporation and each party thereto, (b) the terms of the Stock Purchase Units have been established in accordance with the Unit Agreement and (c) the Stock Purchase Units have been executed and delivered in accordance with the Unit Agreement and the applicable Underwriting Agreement against receipt of the requisite consideration therefor, the Stock Purchase Contracts will be legal, valid and binding obligations of the Corporation enforceable against it in accordance with the terms thereof.
The opinions set forth in paragraphs 1, 5, 6 and 7 above are each subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers; (b) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of

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March 5, 2007

whether enforceability is considered in a proceeding in equity or at law; and (c) general matters of public policy. I express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent that such provisions may be held unenforceable as contrary to federal or state securities laws.
I am admitted to practice law in the Commonwealth of Pennsylvania, and I express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware. As the Indentures provide that the Debt Securities are governed by the laws of the State of New York, the foregoing opinion should be understood to conclude that (a) a Pennsylvania court or a Federal court sitting in Pennsylvania would give effect to the choice of New York law to govern the Debt Securities, and (b) under the internal laws of the Commonwealth of Pennsylvania the Debt Securities will (subject to the conditions set forth above) be legal, valid and binding obligations of the Corporation enforceable against it in accordance with the terms thereof.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement and the prospectus that forms a part thereof. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Very truly yours,
/s/ Robert M. Stanton
Robert M. Stanton